EXHIBIT 5.1

Atlanta Beijing Brussels Hong Kong London Los Angeles New York Orange County Paris San Diego San Francisco Shanghai Stamford Tokyo Washington, D.C.

January 31, 2005

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, CA 92571

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, relating to the resale of up to 4,189,658 shares (the “Shares”) of the Company’s Common Stock by those persons named under the caption “Selling Stockholders” in the prospectus included in the Registration Statement. The Shares are issuable upon conversion of that certain senior secured convertible note (the “Note”) and related warrants (the “Warrants”) dated December 30, 2004. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the prospectus included in the Registration Statement.

We have examined and relied upon the Registration Statement, the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinion hereinafter expressed. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. We have also assumed that the Shares, when issued, are issued pursuant to the valid conversion of the Notes in

Modtech Holdings, Inc.

January 31, 2005

accordance with the terms of the Notes or upon the valid exercise of the Warrants in accordance with the terms of the Warrants and, at the time the Shares are issued, the Company will have sufficient authorized and unissued shares of Common Stock. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth therein, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof), as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion is rendered solely to you in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. We assume no obligation to advise you of any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker, LLP